                                                     Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            UNITED AUTO GROUP, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


               Delaware                                       22-3086739
   ---------------------------------                    ----------------------
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                    Identification Number)


   375 Park Avenue, New York, New York                          10152
-------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip code)

                   United Auto Group, Inc. Stock Option Plan
        United Auto Group, Inc. Non-employee Director Compensation Plan
       Stock Option Agreement, dated as of April 3, 1996, between United
                      Auto Group, Inc. and Carl Spielvogel
                      ------------------------------------
                           (Full title of the plans)

                               Marshall S. Cogan
                             Chairman of the Board
                          and Chief Executive Officer
                            United Auto Group, Inc.
                                375 Park Avenue
                            New York, New York 10152
                                 (212) 223-3300
                      ------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    COPY TO:
                           Laurence D. Weltman, Esq.
                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

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                        CALCULATION OF REGISTRATION FEE

===============================================================================
                                    Proposed      Proposed
Title of                            maximum       maximum
securities                          offering      aggregate      Amount of
to be           Amount to be        price per     offering       registration
registered      registered (1)      share         price          fee
===============================================================================

Voting
Common
Stock, par
value
$0.0001
per share         1,342,838        $17.32(2)     $23,257,954(2)    $7,048.00

Voting
Common
Stock, par
value
$0.0001
per share           400,000            $10.00     $4,000,000      $1,213.00


(1) This Registration Statement covers the additional 1,292,838 shares issuable under the United Auto Group, Inc. Stock Option Plan, the 50,000 shares issuable under the United Auto Group, Inc. Non-employee Director Compensation Plan and 400,000 shares issuable under the Stock Option Agreement, dated as of April 3, 1996, between United Auto Group, Inc. and Carl Spielvogel. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Voting Common Stock as reported by the New York Stock Exchange, Inc. on April 28, 1997.

                                       2
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                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by United Auto Group, Inc. (the "Registrant") are incorporated herein by reference:

              (a) The Registrant's annual report filed on Form 10-K for the fiscal year ended December 31, 1996 (File No. 1-12297), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (b) The Registrant's current reports on Form 8-K, filed with the Commission pursuant to the Exchange Act on January 23, 1997, March 3, 1997, March 21, 1997, April 21, 1997 and April 30 1997, respectively.

              (c) The description of Registrant's Voting Common Stock, par value $0.0001 per share ("Common Stock"), contained in the Registration Statement on Form 8-A (File No. 1-12297) filed pursuant to the Exchange Act on October 9, 1996.


         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

         The Registrant has adopted provisions in its Certificate of incorporation and By-laws that provide that the Registrant shall indemnify its officers and directors to the

                                       4
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maximum extent permitted under the DGCL. The Employment Agreement, dated as of
June 21, 1996, between the Registrant and Carl Spielvogel provides for indemnification of Mr. Spielvogel to the maximum extent legally permitted or authorized by the Registrant's Certificate of Incorporation or Bylaws or resolutions of the Board of Directors. The Stockholders Agreement, dated as of October 15, 1993, among the Registrant and the investors named therein provides that in the event that a director elected pursuant thereto is made or threatened to be made a party to any action, suit or proceeding with respect to which such director may be entitled to indemnification by the Registrant, such director will be entitled to be represented by counsel of his choice and the reasonable expenses of such representation will be reimbursed by the Registrant to the extent provided in or authorized by its Certificate of Incorporation or Bylaws. Certain directors are also entitled to indemnification from the organizations that employ them.

         In addition, the Underwriting Agreement entered into in connection with the Registrant's initial public offering provides for indemnification of the Registrant, its officers and its directors by the underwriters under certain circumstances.

         The Registrant has purchased insurance on behalf of its officers and directors for liabilities arising out their capacities as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Exhibit No.   Description
-----------   -----------

    4.1 Third Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-09429)).

    4.2 Third Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-09429)).

    5 Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being offered.

    23.1      Consent of Coopers & Lybrand L.L.P.

    23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

                                       5
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    24        Power of Attorney (reference is made to the signature page).


Item 9.  UNDERTAKINGS.

    (a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or

                                       6
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section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of April, 1997.


                                            UNITED AUTO GROUP, INC.


                                            By: /s/ Marshall S. Cogan
                                               ---------------------------
                                               Marshall S. Cogan
                                               Chairman of the Board and
                                               Chief Executive Officer

                                       8
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                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall S. Cogan and Philip N. Smith, Jr., and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-facts, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                   Capacity                      Date
---------                   --------                      ----


/s/ Marshall S. Cogan       Chairman of the Board and     April 30, 1997
-----------------------     Chief Executive Officer
Marshall S. Cogan           (Principal Executive
                            Officer)

/s/ Robert H. Nelson        Executive Vice President      April 30, 1997
-----------------------     Chief Financial
Robert H. Nelson            Officer and Director
                            (Principal Financial
                            Officer)

/s/ Robert W. Thompson      Vice President - Finance      April 30, 1997
-----------------------     (Principal Accounting
Robert W. Thompson          Officer)



/s/ Michael R. Eisenson     Director                      April 30, 1997
-----------------------
Michael R. Eisenson



/s/ John. J. Hannan         Director                      April 30, 1997
-----------------------
John J. Hannan



/s/ Jules B. Kroll          Director                      April 30, 1997
-----------------------
Jules B. Kroll

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/s/ John M. Sallay          Director                      April 30, 1997
-----------------------
John M. Sallay



/s/ Richard Sinkfield       Director                      April 30, 1997
-----------------------
Richard Sinkfield

                                      10
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                               INDEX TO EXHIBITS


Exhibit No.   Description
-----------   -----------

    4.1 Third Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-09429)).

    4.2 Third Restated Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-09429)).

    5 Opinion of Willkie Farr & Gallagher, counsel to the Registrant, as to the legality of the shares being offered.

    23.1      Consent of Coopers & Lybrand L.L.P.

    23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5)

    24        Power of Attorney (reference is made to the signature page).

                                      11